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Exhibit 3.14

4.	Disclosure of interest	6
5.	Indemnification and exclusion of responsibility	8
6.	Auditors	8
7.	Capital stock	8
	(a) Share certificates	8
	(b) Lost share certificates	8
	(c) Transfer of shares	9
	(d) Allotment of shares	9
8.	Rights of inspection of the books and records	9
9.	Fiscal year	10
10.	Head office	10
11.	Execution of contracts and other documents	10
12.	Banking arrangements	10
13.	By-laws	10
14.	Notice	11

ii

CASCADES EAST ANGUS INC.

BY-LAW NUMBER 1

General by-law of the Company
REPEALED AND RESTATED AS OF MAY 20, 2003

1.     Shareholders

  (a)
  Meetings

        The annual meeting of shareholders of the Company shall be held on such date, not later than four months after the end of the Company's fiscal year.

        A special general meeting of shareholders may be called:

    (i)
    at any time upon the order of the directors; or

    (ii)
    upon the written request of shareholders holding at least 10% of the shares of the capital stock of the Company which are issued and outstanding as fully paid and non-assessable carrying voting rights at such time, the directors must call and hold a special general meeting of shareholders within 21 days from the date of reception of the request.

  (b)
  Place of meetings

        Meetings of shareholders must be held at the place, the date and the time the directors so determine. These meetings must be held in Québec, unless all the shareholders entitled to attend consent to it being held elsewhere.

  (c)
  Notice of meetings

        At least ten days' notice in writing of the time and place of any meeting of shareholders shall be given to each shareholder entitled to vote at such meeting by the secretary of the Company by mailing such notice by registered or certified mail. The notice of any meeting shall state generally the nature of the business to be transacted thereat and no business shall be transacted at such meeting unless the same shall have been referred to in the said notice.

        The failure or omission to give such notice of any meeting to any shareholder shall not invalidate any resolution passed or business transacted at such meeting.

        Meetings of shareholders may be held without previous notice if all shareholders be present in person or by proxy or if those shareholders who are absent, sign a written waiver of notice of the time, place and purpose of such meeting.

  (d)
  Quorum

        A quorum is present at a meeting of shareholders if the holders of more than 50% of the shares of the capital stock of the Company which are issued and outstanding as fully paid and non-assessable carrying voting rights at such time, are present in person or represented. If there is no such quorum present, a majority of the shareholders so present or represented may adjourn the meeting until a quorum is reached. At such adjourned meeting at which a quorum shall be so present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

  (e)
  Proxies

        Proxies must be deposited with the secretary of the Company at such time previous to the meeting as may be determined by the directors and specified in the notice calling the meeting. The instrument appointing the proxy shall be in writing and may be in the following form:

  "I,            of            a shareholder of            holding            shares,            do hereby appoint    of            or, failing him,             of as my proxy to vote the said shares for me at the            meeting of shareholders to be held on            the            day of            at the hour of             and at any adjournment or adjournments thereof and I hereby revoke all previous proxies pertaining to the said shares.

    Signed this            day of            ."1

  (f)
  Voting

        Except as provided in the Companies Act (Québec) (the "Act") or in any unanimous agreement of the shareholders, all questions at meetings of shareholders shall be decided by a majority in number of the votes cast by the shareholders present either in person or by proxy and entitled to vote at such meeting. In case the number of votes is equal, the chairman of the meeting shall have an additional deciding or casting vote. A declaration by the chairman of the meeting of shareholders to the effect that a resolution has been carried or lost and an entry to that effect in the minutes of the Company shall be conclusive evidence thereof.

(If shareholder is a Corporation indicate office or appointment of signatory. If the proxy is executed on behalf of a person by a trustee, testamentary executor, curator, etc., indicate the quality and appointment of signatory. If executed on behalf of a person by his attorney, annex power of attorney.)

  (g)
  Meeting by telephone

        If all the shareholders entitled to vote at a meeting consent thereto in writing, a shareholder can participate and vote at that meeting by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other.

  (h)
  Resolution in lieu of a meeting

        A resolution in writing, signed by all the shareholders entitled to vote on that resolution at a shareholders' meeting, is as valid as if it had been passed at a meeting.

2.     Directors

  (a)
  Number and quorum

        The board shall consist of not less than one nor more than fifteen directors. The board shall be entitled from time to time by resolution, to fix the number of directors within such limits and to establish the quorum of directors for the transaction of business. Until fixed as aforesaid, the number of directors of the Company shall be three of whom a majority shall constitute a quorum at any meeting of the board.

  (b)
  Qualifications

        The directors of the Company:

    (i)
    must be natural individuals over 18 years of age;

    (ii)
    must not be under tutorship or curatorship or be a person that has been declared incapable by a Court in Canada or elsewhere; and

    (iii)
    must not have the status of undischarged bankrupt.

  (c)
  Election and term of office

        The directors shall be elected by the shareholders of the Company at a general meeting and shall hold office for a term not exceeding two years. The election shall be by ballot if any shareholder present at the meeting when such election takes place so demands.

  (d)
  Meetings

        Meetings of the board of directors may be held at such time and place as the directors may determine. Meetings may similarly be called by the president or by two directors on three days' notice to each director, in which case they shall be held at such time and place as determined in the notice. A director's attendance at a meeting constitutes a waiver of notice except where he attends a meeting for the express purpose of objecting to the holding thereof on the grounds that the manner of calling it was irregular. Meetings of directors may be held without notice if all the directors are present and consent to such meeting or if those directors who are absent waive notice in writing of the time, place and purpose of such meeting.

        If all directors of the Company consent thereto in writing, a director may participate in a meeting of directors by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such manner is deemed to be present at that meeting.

  (e)
  Voting

        All questions at meetings of the board of directors shall be decided by a majority vote and each director shall have one vote. In case the number of votes is equal, the chairman of the meeting shall have an additional deciding or casting vote. A declaration by the chairman of the meeting of the board of directors to the effect that a resolution has been carried or lost and an entry to that effect in the minutes of the Company, shall be conclusive evidence thereof.

  (f)
  Resolution in lieu of a meeting

        A resolution in writing, signed by all the directors entitled to vote on that resolution at a directors' meeting, is as valid as if it had been passed at a meeting.

  (g)
  Powers

        In addition to the general powers of management and the powers and authorities by the by-laws of the Company expressly conferred upon them, the board of directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, deed of incorporation, by-laws of the Company or a unanimous agreement of the shareholders directed to be exercised by the shareholders.

  (h)
  Duties

        Every director must, in the exercise of his functions, act with care, diligence, honesty and loyalty, in the best interests of the Company. He must avoid placing himself in situations of conflict of interest between his personal interests and those of the Company.

  (i)
  Delegation of powers

        The directors may delegate to a director, a committee of directors, to an officer, a mandatory, all powers which he can exercise, except those powers which cannot be delegated pursuant to the law. The directors determine the terms and conditions of the delegation of power.

  (j)
  Remuneration

        The directors shall be entitled to receive such remuneration as may be fixed by the board of directors.

  (k)
  Vacancies

        In case of the death or resignation of a director or his being unable to act as such or his becoming disqualified, the vacancy thereby created may be filled for the unexpired portion of his term by the remaining directors or by the shareholders.

  (l)
  Removal and disqualifications

        A director of a Company ceases to hold office when:

    (i)
    he dies or resigns; such resignation to be effective at the time a written resignation is sent to the Company or at the time specified in the resignation, whichever is the later;

    (ii)
    he no longer possesses the qualities required; or

    (iii)
    he is removed from office.

        Unless otherwise provided in a unanimous agreement of the shareholders, any director may be removed from office upon the vote of a majority of the shareholders at a special meeting duly called for such purpose and may be replaced by the same meeting which so removes him but the director so replacing him shall hold office only for the remainder of the term of office of the director he replaces.

3.     Officers

        The Company shall have a president and secretary and may have a chairman of the board, one or more vice-presidents, a treasurer and such other officers as the board of directors may determine. Any duly qualified person may be the holder of any one or more of such offices, except the offices of president and vice-president.

        In the absence of a unanimous agreement of the shareholders which stipulates to the contrary, all officers are named by the board of directors, and can be dismissed with or without cause by a resolution adopted during a meeting held for that purpose.

  (a)
  Chairman of the board

        The directors may appoint a chairman of the board from among themselves. The chairman of the board shall preside at all meetings of the board of directors and of shareholders.

  (b)
  President

        The directors shall appoint a president. The president must be a member of the board of directors. The president shall be the chief executive officer of the Company and shall exercise a general supervision over the affairs of the Company. In the absence of any chairman of the board, shall preside on meetings of shareholders and if he is a director, preside at all meetings of the board of directors.

  (c)
  Vice-president

        The directors may, if they think fit, appoint one or more vice-presidents. The vice-president exercises the powers and fulfils the duties assigned to him by the board of directors or the president.

  (d)
  Secretary

        The directors shall appoint a secretary. The secretary shall keep the minute books and the corporate records of the Company, give or cause to be given all required notices, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by resolution of the board of directors or by the president.

  (e)
  Treasurer

        The directors may appoint a treasurer. The treasurer shall keep or cause to be kept complete and accurate books of account, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by resolution of the board of directors or by the president.

  (f)
  Other officers

        The directors may create such other offices and appoint such persons to hold same as in their discretion they deem necessary.

4.     Disclosure of interest

        A director or officer of the Company who is in any way, whether directly or indirectly, interested in a material contract or proposed material contract with the Company shall disclose in writing to the Company or request to have entered in the minutes of the meetings of the directors the nature and extent of his interest at a meeting of directors of the Company.

        In the case of a contract or a proposed contract involving a director, the disclosure shall be made at the first meeting of directors at which:

    (i)
    the question of entering into the contract is first taken into consideration;

    (ii)
    the director becomes so interested if the director becomes interested in a contract after it is made;

    (iii)
    he becomes a director, if a person who is interested in a contract later becomes a director.

        In the case of a contract or proposed contract involving an officer who is not a director, the disclosure shall be made:

    (i)
    after he becomes aware that the contract or proposed contract is to be considered at a meeting of directors;

    (ii)
    if the contract is made, after he becomes so interested;

    (iii)
    if the person who is interested in a contract later becomes an officer, after he becomes an officer.

        In the case of a contract or proposed contract concluded in the ordinary course of the business of the Company's activities, which does not require director approval, disclosure by a director or officer of his interest shall be made as soon as he becomes aware.

        A general notice that a director is a member of any specified partnership, Company or Corporation and is to be regarded as interested in any subsequent transaction with such partnership, Company or Corporation shall be sufficient disclosure under the preceding paragraph of this subsection and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such partnership, Company or Corporation.

        No director shall vote in respect of any contract or proposed contract in which he is so interested as aforesaid and if he does so vote his vote shall not be counted, but this prohibition does not apply:

    (i)
    in the case of any contract by or on behalf of the Company to give to the directors or any of them security for advances or by way of indemnity;

    (ii)
    in the case of a contract relating primarily to his remuneration as a director, officer, employee or agent of the Company or of an affiliate; or

    (iii)
    in the case of a contract with an affiliate;

        Subject to the foregoing, a director of the Company may be or become a shareholder of any Company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and no such director shall be accountable for any benefits received as shareholder or director of such Company.

5.     Indemnification and exclusion of responsibility

        Any director, officer or mandatory of the Company is indemnified and saved harmless for all costs, charges and expenses incurred as the result of an action, suit or proceeding brought or exercised against him for an act done in the execution of his duties, with the exception of those resulting from gross misconduct, bad faith or a personal fault separable from the execution of his duties.

        In the case of criminal or penal proceeding, the Company shall indemnify all costs, charges and expenses to directors, officers or mandatories who had reasonable grounds for believing that their conduct was lawful.

6.     Auditors

        Unless all the shareholders of the Company including those not otherwise entitled to vote resolve not to appoint an auditor or auditors, an auditor or auditors shall be appointed at the annual general meeting of shareholders of the Company to hold office until the next annual general meeting of shareholders of the Company.

7.     Capital stock

  (a)
  Share certificates

        The board of directors determine the form of share certificates and the terms and conditions of authentication and signature.

  (b)
  Lost share certificates

        The Company shall issue a new share certificate to the owner whose share certificate has been defaced, lost or destroyed, if the owner:

    (i)
    so requests before the Company has notice that the shares have been acquired by a bona fide purchaser;

    (ii)
    furnishes the Company with sufficient indemnity bond;

    (iii)
    satisfies any other reasonable requirement imposed by the board of directors.

  (c)
  Transfer of shares

        Shares of the capital stock of the Company shall be transferable on the books of the Company by the registered holder thereof in person or by his duly authorized attorney upon surrender for cancellation of a certificate or certificates for the same number of shares with an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature thereon as the Company or its agent may reasonably require.

        The directors may make such other rules and regulations dealing with the transfer of shares of the capital stock of the Company, the surrendering and cancelling of share certificates, the closing of the transfer books, etc., as to them may appear expedient and necessary in the interests of the Company.

        Unless all the shareholders are in agreement, the Company shall refuse to complete a transfer which is not in conformity with the terms and conditions of a unanimous agreement of the shareholders.

  (d)
  Allotment of shares

        Unless otherwise provided in the deed of incorporation and a unanimous agreement of the shareholders, of the Company, shares may be issued at such times and to such persons and for such consideration as the directors may determine.

8.     Rights of inspection of the books and records

        Subject to the provisions of the Act, the shareholders of the Company are entitled to inspect the following books and record of the Company:

    (i)
    its articles, its by-laws and any unanimous agreement of the shareholders;

    (ii)
    the minutes of proceedings of meetings and the resolutions of shareholders;

    (iii)
    the list indicating the name of each of its current and past directors with an indication, for each term of office, of the date on which it begins and the date on which it ends;

    (iv)
    the list indicating the names and the last known addresses of the persons who hold or have held shares, where such is the case as well as the number of shares held by those persons, the date and details of the issue and transfer of each share; the amount due on each share, if any.

    (v)
    the register of the issuance and transfer of shares indicating the date and details of the issue and transfer of each share, and the amount due on each share, if any.

9.     Fiscal year

        The fiscal year of the Company shall terminate on December 31, in each year or on such other date as the directors may from time to time by resolution determine.

10.   Head office

        The head office of the Company will be situated in the judicial district of St-François, in the Province of Québec. The Company may, in addition to the foregoing, establish other offices, agencies or places of business elsewhere in Canada or elsewhere as the directors may from time to time determine.

11.   Execution of contracts and other documents

        All documents executed in the ordinary course of the business of the Company, may be signed by any officer or director on behalf of the Company or by such person as may be determined by resolution of the directors. All documents not in the ordinary course of business of the Company to be signed and executed by the Company shall be signed and executed on behalf of the Company by such person as may be determined by resolution of the directors.

12.   Banking arrangements

        The banking business of the Company shall be transacted with such banks, trust companies or other financial institutions as the directors may authorize and all such banking business shall be transacted on the Company's behalf by such officers or other persons as the directors may designate and to the extent authorized.

13.   By-laws

        The directors may from time to time make, repeal, amend or re-enact by-laws of the Company. However, every such by-law, except by-laws made respecting the appointment, functions duties and removal of agents, officers and servants of the Company, the guarantee that they must provide to the Company and their remuneration must be approved by the shareholders at a special general meeting duly convened for that purpose or at the following annual meeting.

        The adoption, repeal, amendment or the coming into effect of a by-law is as of the date of the resolution of directors. If a by-law is confirmed or confirmed as amended by the shareholders, it continues in effect in the form in which it was so confirmed. If the by-law is rejected, it ceases to be effective.

14.   Notice

        When required by law, statute or by the deed of incorporation or by-laws of the Company notice is required to be given, it can be given in person or by registered mail addressed to the person entitled thereto at his last known address as recorded in the books of the Company and such notice when so given shall be sufficient and shall be deemed to have been given on the day after it is posted.

****************************

        Enacted by the directors on May 20, 2003 and sanctioned by the sole shareholder of the Company, as required by law, on May 20, 2003.

Pierre Brochu Assistant Secretary	Alain Lemaire President

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